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                                                                    EXHIBIT 99.1

                         CONSENT OF NOMINEE FOR DIRECTOR


     The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the VNUS Medical Technologies, Inc. Registration Statement on Form S-1 (File No. 333-117640), as and as may be amended, that the undersigned will be appointed as a director of VNUS Medical Technologies, Inc. effective upon completion of the offering of common stock as contemplated in such Registration Statement.

Date: September 24, 2004

                                    /s/ Edward W. Unkart
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                                    Edward W. Unkart